Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Gladstone Investment Corporation of our report dated May 23, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 17, 2011